Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186503) pertaining to the Health Insurance Innovations, Inc. Long Term Incentive Plan and the Registration Statement (Form S-3 No. 333-193842) of Health Insurance Innovations, Inc. of our report dated March 25, 2014, with respect to the consolidated financial statements of Health Insurance Innovations, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Certified Public Accountants

Tampa, Florida

March 25, 2014